Exhibit 99.1

      Ptek Acquires CCS for Premiere Conferencing and I-Media for Xpedite;
                   Company Reiterates 2005 Financial Outlook

    ATLANTA--(BUSINESS WIRE)--Nov. 29, 2004--Ptek Holdings, Inc. (NASDAQ: PTEK)(www.ptek.com), a leading provider of innovative business, data and group communications services, today announced the acquisitions of ConferenceCallServices ("CCS") for approximately $14.0 million and I-Media SA for approximately EUR 14.3 million, both net of working capital. Ptek funded the purchases with the Company's bank credit facility.
    New Jersey-based CCS offers a full suite of conferencing services, primarily catering to small- and mid-sized enterprises in the United States and Germany, and recorded revenue of $11.3 million for the twelve months ended October 31, 2004. Paris, France-based I-Media offers a diversified suite of electronic messaging services and recorded revenue of EUR 10.9 million for the twelve months ended October 31, 2004. This acquisition will enhance Xpedite's presence throughout the European market.
    "CCS and I-Media have built strong, growing businesses in their respective markets," said Boland T. Jones, Ptek's Founder, Chairman and CEO. "We believe their customers will benefit from Ptek's broad suite of enhanced business communications solutions, industry-leading client services and global presence."
    Ptek anticipates revenues in the current quarter will be in the range of $116 to $117 million and diluted EPS will total approximately $0.17. The Company expects that its largest customer will account for less than 10% of total revenues in the current quarter, representing a decline of approximately $1.5 million from the third quarter of 2004.
    Ptek remains comfortable with its financial outlook for 2005 of $490 to $500 million in revenues and diluted EPS of $0.67 to $0.70. Included in these ranges is the expectation that the Company's largest customer will represent 2% to 3% of total revenues in 2005. This outlook assumes no additional acquisitions.

    About Ptek Holdings, Inc.

    Ptek Holdings, Inc. is a leading provider of innovative business, data and group communications services for global enterprises. Companies use our audio and data conferencing solutions to conduct group meetings and presentations over the phone or Web. We also enable our customers to process and deliver large quantities of individualized, business critical information, such as electronic statements and invoices, financial transaction and travel confirmations, and drug prescriptions, via our global ASP platform. Ptek serves companies in nearly every business sector, including healthcare, technology, publishing, financial services, travel and hospitality. Our services are marketed under the Premiere Conferencing and Xpedite(R) brand names.
    Ptek Holdings' corporate headquarters is located at 3399 Peachtree Road NE, Suite 700, Atlanta, GA 30326. Additional information can be found at www.ptek.com.

    Statements made in this press release, other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in Ptek's forward-looking statements, including, but not limited to, the following factors: technological change; the development of alternatives to our services; our ability to manage our growth; integration of acquired companies; possible adverse effects on our financial condition if we are unable to retain IBM as a customer at the levels currently forecasted; possible adverse results of pending or future litigation or infringement claims; service interruptions; competitive pressures, including pricing pressures; general domestic and international economic, business or political conditions; legislative or regulatory changes; increased financial leverage; our dependence on our subsidiaries for cash flow; and other factors described from time to time in our press releases, reports and other filings with the SEC, including but not limited the "Risk Factors Affecting Future Performance" section of our Annual Report on Form 10-K for the year ended December 31, 2003. All forward-looking statements attributable to us or a person acting on our behalf are expressly qualified in their entirety by this cautionary statement.



    CONTACT: Ptek Holdings, Inc., Atlanta
             Investor Relations
             Sean O'Brien, 404/262-8462